UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017
 SCYNEXIS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street
Suite 3610
Jersey City, New Jersey
(Address of principal executive offices, including zip code)

(201)-884-5485
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2017, the Board of Directors of SCYNEXIS, Inc. took the following compensation actions with respect to SCYNEXIS’s following executive officers (collectively, the “Officers”):
2016 Officer Bonuses
Approved cash bonuses for the Officers based on SCYNEXIS’s performance for the calendar year 2016:

Executive Officer	Title	Bonus
Marco Taglietti, M.D.	Chief Executive Officer	$210,100
David Angulo, M.D.	Chief Medical Officer	$136,600
Eric Francois	Chief Financial Officer	$113,000

2017 Salaries

Approved the 2017 salaries for the Officers, to be effective March 1, 2017, as follows:

Executive Officer	Title	2017 Salary
Marco Taglietti, M.D.	Chief Executive Officer	$510,000
David Angulo, M.D.	Chief Medical Officer	$413,800
Eric Francois	Chief Financial Officer	$360,500

Option Grants
Approved stock option grants under SCYNEXIS 's 2014 Equity Incentive Plan to the following Officers:

Executive Officer	Title	Shares subject to Option
Marco Taglietti, M.D.	Chief Executive Officer	360,000
David Angulo, M.D.	Chief Medical Officer	140,000
Eric Francois	Chief Financial Officer	100,000

The options have an exercise price of $3.02 per share and vest on a monthly basis over a four-year period, provided such officer is continuing to provide services to SCYNEXIS on such vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

By:	/s/ Eric Francois
Name:	Eric Francois
Title:	Chief Financial Officer
Dated: February 6, 2017